VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries and joint ventures of Volt as of January 14, 2000 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of October 29, 1999, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active and owned by the Company during fiscal 1999, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of October 29, 1999.

                                                                      Jurisdiction
                                                                           of
Name (1)                                                              Incorporation
--------                                                              -------------

Volt Delta Resources, Inc.                                            Nevada
Volt Delta Resources, Inc.                                            Delaware
Jefferson-Adams Corporation                                           New Jersey
Volt Temporary Services, Inc.                                         Delaware
Volt Real Estate Corporation                                          Delaware
VIS, Inc.                                                             Delaware
Volt-Autologic Directories S.A., Ltd.                                 Delaware
Volt Holding Corp.                                                    Nevada
Volt Realty Two, Inc.                                                 Nevada
500 South Douglas Realty Corp.                                        Delaware
14011 So. Normandie Ave. Realty Corp.                                 Nevada
Volt Orangeca Real Estate Corp.                                       Delaware
Volt Australia, Ltd.                                                  Delaware
Shaw & Shaw, Inc.                                                     Delaware
Volt Human Resources, Inc.                                            Delaware
Volt ATRD Corp.                                                       Delaware
Sierra Technology Corporation                                         California
Volt Opportunity Road Realty Corp.                                    Delaware
Nuco II, Ltd.                                                         Delaware
Volt Management Corp.                                                 Delaware
Volt Technical Corp.                                                  Delaware
Fidelity National Credit Services Ltd.                                California
Nuco I, Ltd.                                                          Nevada
Volt Information Sciences Funding, Inc.                               Delaware
Volt Viewtech, Inc.                                                   Delaware
Volt Asia Enterprises, Ltd.                                           Delaware
Volt STL Holdings, Inc.                                               Delaware
DataNational of Georgia, Inc.                                         Georgia
DataNational, Inc.                                                    Delaware
Volt Road Boring Corp.                                                Florida
Volt Telecommunications Group, Inc.                                   Delaware
Volt Publications, Inc.                                               Delaware
Volt Maintech, LLC                                                    Delaware
Volt Gatton Holding, Inc.                                             Delaware
Maintech, Incorporated                                                Delaware
MC(2) Corporation                                                     New Jersey

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

Name (1)                                                              Jurisdiction of Incorporation
--------                                                              -----------------------------

VMC Consulting Corporation                                            Delaware
Volt Delta B.V.                                                       Netherlands
Volt Delta Europe, Limited                                            United Kingdom
Gatton Volt Management, Ltd.                                          United Kingdom
Tainol, S.A.                                                          Uruguay
Volt Human Resources (VHRI), Inc.                                     Canada
Volt Services Group (Netherlands) B.V.                                Netherlands
Volt Jantec, Inc. (2)                                                 Delaware
Volt System I, J.V., Inc. (3)                                         California
Volt Directory Marketing, Ltd. (4)                                    Delaware
Autologic Information International, Inc. (5)                         Delaware
Autologic Information International, Ltd. (6)                         Nevada
Autologic Information International, A.B. (6)                         Sweden
Autologic Information International, Limited (6)                      United Kingdom
Autologic Information International Pty. Limited (6)                  Australia
Autologic Triple-I, Inc. (6)                                          Canada
Autologic Information International, Ltd. (6)                         Israel
Xitron, Inc. (6)                                                      Michigan
Xitron Pty, Limited (6)                                               Australia
Volt Europe Limited (formerly Gatton Volt
     Computing Group Limited)                                         United Kingdom
Gatton Computastaff (UK) Limited (7)                                  United Kingdom
Gatton Volt Consulting Group Limited (7)                              United Kingdom
Gatton Volt Computastaff Limited (7)                                  United Kingdom
Gatton Computing Group Trustees Limited (7)                           United Kingdom
Gatton Synthesis Limited (7)                                          United Kingdom
Gatton Administration Services Limited (7)                            United Kingdom
Gatton Computer Services GmbH (7)                                     Germany
Gatton Computer Services BV (7)                                       Netherlands
westVista Advertising Services of Texas, LLC (8)                      Texas

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(1) - Except as noted, each named subsidiary is wholly owned, directly or indirectly, by Volt Information Sciences, Inc., except that in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors and/or other Volt subsidiaries.
(2) - 60% owned subsidiary.
(3) - 75% owned subsidiary.
(4) - 80% owned subsidiary.
(5) - 59% owned subsidiary.
(6) - Wholly owned by Autologic Information International, Inc.
(7) - Wholly owned by Volt Europe Limited.
(8) - 50% owned joint venture.